SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                    Items 5

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): July 10, 2000

PHOTONICS CORPORATION
             (Exact name of registrant as specified in its charter)


          CALIFORNIA                     0-22514                 77-0102343
(State or other jurisdiction   (Commission File Number)      (IRS Employer
      of incorporation)                                   Identification No.)

         1222 Alderwood Ave., Sunnyvale, CA                  94089
      (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: 408-745-9320

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS

      5.a. The Registrant has executed a termination letter relating to it's agreement to acquire RealEstate4Sale.com, Inc. Such letter is effective as of May 31, 2000.

      5.b The Registrant has entered into a Stock Purchase Agreement and Plan of Reorganization with REpipeline.com, Inc. The Agreement is effective as of July 10, 2000 and is subject to approval by the shareholders and board of directors of Registrant.

	Exhibits:
99.1	Termination letter between Registrant and RealEstate4Sale.com,
Inc.
99.2	Stock Purchase Agreement between Registrant and
REpipeline.com, Inc.


SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PHOTONICS CORPORATION

/s/  JAMES T. KOO
By: _________________
James T. Koo
President and Chief
Executive Officer
Date: April 11, 2000